UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

Kairos Pharma Ltd.

(Name of Registrant As Specified In Its Charter)

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Kairos Pharma, Ltd.

2355 Westwood Blvd., #139

Los Angeles, CA 90064

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of Kairos Pharma, Ltd.:

This notice and the accompanying Information Statement are being circulated to the stockholders of record of the outstanding common stock, par value $0.001 per share (the “Common Stock”), of Kairos Pharma, Ltd. (the “Company”), as of the close of business on January 28, 2025 (the “Record Date”), in connection with actions taken by the holders of a majority of the outstanding Common Stock of the Company, holding approximately 55.5% of the outstanding voting power of the outstanding Common Stock (the “Majority Stockholders”), by written consent in lieu of a special meeting. The accompanying Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent. This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On January 25, 2024, the Majority Stockholders approved by written consent the following action:

Item 1.	The approval of the issuance of shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding Common Stock as the date of that certain amended and restated securities purchase agreement, dated January 16, 2025 (the “Amended and Restated Purchase Agreement”), at prices that are less than the market value of such shares on the date of entry into the Amended and Restated Purchase Agreement, as defined by the NYSE American pursuant to Section 713 of the NYSE American Company Guide.

The accompanying Information Statement is being furnished to our stockholders as of the Record Date, in accordance with Rule 14c-2 under the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing our stockholders of the actions taken by the Majority Stockholders by written consent. As the matters set forth in the accompanying Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act, and the rules and regulations prescribed thereunder, including Regulation 14C. The accompanying Information Statement also serves as the notice required by Section 228 of Title 8 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days following the date that this Information Statement is first mailed to holders of our Common Stock as of the Record Date.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. YOUR VOTE OR CONSENT IS NOT REQUESTED OR REQUIRED.

By Order of the Board of Directors,

/s/ John S. Yu, M.D.
Chief Executive Officer and Chairman of the Board of Directors
February 10, 2025

INFORMATION STATEMENT

OF

KAIROS PHARMA, LTD.

2355 Westwood Blvd., #139

Los Angeles, CA 90064

(818) 404-5541

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

February 10, 2025

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

Kairos Pharma, Ltd., a Delaware corporation, is sending you this Notice and Information Statement to notify you of an action taken by the holders of a majority of the outstanding common stock, par value $0.001 per share (the “Common Stock”), of the Company, holding approximately 55.5% of the outstanding voting power of the outstanding Common Stock (the “Majority Stockholders”), in lieu of a special meeting of stockholders. References in this Information Statement to the “Company, “we,” “our,” “us,” and “KAPA” are to Kairos Pharma, Ltd., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them. The Company will reimburse these brokers, nominees, custodians, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Copies of this Information Statement are being mailed on or about February 10, 2025, to the stockholders of record of the outstanding Common Stock as of the close of business on January 28, 2025, which we refer to as the “Record Date.”

The actions described herein were authorized and approved by the written consent of the Majority Stockholders holding approximately 55.5% of our outstanding voting stock on January 25, 2025, in lieu of a special meeting of stockholders. The approval was obtained in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”), which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our board of directors (“Board”) previously adopted resolutions approving the issuance of shares in excess of 19.99% of our outstanding Common Stock on January 16, 2025, the date of entry into the amended and restated securities purchase agreement (the “Amended and Restated Purchase Agreement”) to amend the securities purchase agreement the Company entered in to on January 14, 2025 (the “Purchase Agreement”) in connection with the sale and issuance of the pre-funded units (the “Pre-Funded Units”) consisting of 2,500,000 pre-funded warrants (“Pre-Funded Warrants”) to purchase 2,500,000 shares of Common Stock (the “Pre-Funded Warrant Shares”), exercisable for $0.001 per share, and the issuance of common warrants (“Common Warrants”) to purchase 3,750,000 shares of Common Stock, exercisable for $1.40 per share (the “Common Warrant Shares”) (the Pre-Funded Warrant Shares and the Common Warrant Shares are referred to as the “Transaction Shares”). The Pre-Funded Units were sold for gross proceeds of $3,974,500 or $1.399 per Pre-Funded Unit, with an additional $2,500 payable upon the exercise of the Pre-Funded Warrants. The consent that we have obtained from the Majority Stockholders constitutes the only stockholder approval required under the NYSE American Company Guide, our certificate of incorporation and our bylaws, to approve the issuance of the Transaction Shares. Our Board is not soliciting your vote or your proxy in connection with these actions. Accordingly, all necessary corporate approvals for the issuance of the Transaction Shares have been obtained and this Information Statement is being furnished to stockholders solely for purposes of informing the stockholders of the actions in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The actions taken by written consent of the Majority Stockholders will become effective on the date that is twenty (20) calendar days following the date that this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

ACTIONS APPROVED BY MAJORITY STOCKHOLDERS

This Information Statement contains a brief summary of the material aspects of the actions approved by our Board and the consenting Majority Stockholders.

ENTRY INTO SECURITIES PURCHASE AGREEMENT FOR THE SALE OF PRE-FUNDED UNITS

Transaction Summary

On January 14, 2025, the Company entered into the Purchase Agreement and registration rights agreement (the “Registration Rights Agreement”) with an accredited investor (the “PIPE Investor”) for the sale and issuance of the 2,500,000 Pre-Funded Units, with each Pre-Funded Unit consisting of a Pre-Funded Warrant to purchase one share of Common Stock, exercisable for $0.001 per share, and a Common Warrant to purchase one and one half shares of Common Stock, exercisable at $1.40 per share. On January 16, 2025, the Company closed on the sale of the Pre-Funded Units for a total purchase price of $3,497,500 (or $1.399 per Pre-Funded Unit), with an additional $2,500 payable upon exercise of the Pre-Funded Warrants in full (the “Offering”). Pursuant to the Registration Rights Agreement, the Company is obligated to file with the SEC a resale registration statement registering the Transaction Shares within 15 days of closing and to obtain effectiveness within 30 days thereafter, subject to SEC review, in which case the Company will have up to 60 days to obtain effectiveness.

In advance of closing, on January 16, 2025 (the “Closing Date”), the Company and the PIPE Investor entered into the Amended and Restated Purchase Agreement, which amended the terms of the Purchase Agreement to include a requirement that the Company obtain shareholder approval prior to issuing in excess of 19.99% of the Company’s outstanding shares of Common Stock and also amended the Common Warrants to make them immediately exercisable and reduce the exercise period from 5.5 years to five years. Other terms of the agreements remained the same. Under the terms of the Pre-Funded Warrants and the Common Warrants, assuming shareholder approval is obtained to issue in excess of 19.99% of the Company’s outstanding Common Stock as of the Closing Date, upon their exercise, the Company will issue a total of 6,250,000 shares of Common Stock.

Boustead Securities, LLC (“Boustead”) and D. Boral Capital LLC (“D. Boral”) acted as co-placement agents for the Offering. In conjunction therewith, on January 16, 2025, the Company entered into a placement agent and advisory services agreement (the “Placement Agent Agreement”) with Boustead. Under the terms of the Placement Agent Agreement, at closing, the Company paid the placement agents (i) cash compensation equal to 8% of the gross proceeds (including a 1% non-accountable expense fee) and (ii) warrants (the “PA Warrants”) to purchase a total of 175,000 shares of Common Stock, exercisable at $1.40 per share (the “PA Warrant Shares”), with the total cash and warrant compensation split equally between Boustead and D. Boral.

We may receive gross proceeds of up to $5.25 million from the exercise of the Common Warrants, and potentially an additional $245,000 in the event the placement agents exercise their PA Warrants for cash. The PA Warrants may be exercised cashlessly, and the Common Warrants are subject to cashless exercise in the event we do not have an effective registration statement in place registering the Common Warrant Shares for resale, subject to certain conditions. We intend to use the net proceeds from the Offering and any cash exercise of the Common Warrants and PA Warrants to fund our Phase 1 and Phase 2 clinical trials of our product candidates, including ENV105 and KROS101, potential acquisitions or in-licensing activities, working capital and general corporate purposes, as well as for any other purpose that our Board deem in the best interests of the Company.

The foregoing descriptions of the material terms of the Amended and Restated Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, the Registration Rights Agreement, the Placement Agent Agreement and the PA Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements, which are filed in the Company’s Form 8-K, dated January 16, 2025, as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3 and 4.3, respectively.

Interests of Certain Persons

None of the Company’s directors or executive officers have any interest in the transaction approved by the Majority Stockholders and described in this Information Statement except in their capacity as holders of Common Stock, which interest is the same as that of all other holders of our Common Stock.

Reasons for Stockholder Approval

Our Common Stock is currently listed on the NYSE American and, as such, we are subject to the NYSE American Company Guide. NYSE American Company Guide Section 713, in relevant part, requires stockholder approval prior to (i) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding common stock; or (ii) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock. Therefore, under the Amended and Restated Purchase Agreement and the Common Warrants, the parties agreed not to issue and sell shares in excess of 19.99% of the Company’s outstanding Common Stock (or 2,738,695 shares), calculated as of the January 16, 2025 closing date (the “Exchange Cap”), unless we sought and obtained the approval of our stockholders to issue and sell shares in excess of such Exchange Cap.

Our Board and the Majority Stockholders have determined that the Amended and Restated Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, and our ability to issue the Pre-Funded Warrant Shares and the Common Warrant Shares thereunder in excess of the Exchange Cap is in the best interests of the Company and its stockholders. Further, with the $3.5 million raised through the Offering, and the ability to raise an additional $5.25 million through the issuance of the Common Warrant Shares upon exercise, provides us with the ability to raise up to $8.75 million gross proceeds of additional capital to fund our clinical trials, and to apply toward our working capital and general corporate purposes.

Therefore, to ensure compliance with NYSE American Company Guide Section 713, the Majority Stockholders, on January 25, 2025, approved the issuance of shares of Common Stock to the PIPE Investor in excess of the Exchange Cap under the terms of the Amended and Restated Purchase Agreement and the Common Warrants.

Stockholder Approval of the Issuance of the Transaction Shares

NYSE American Company Guide Section 713(a) requires stockholder approval for the issuance of common stock if the issuance will result in the issuance of 20% or more of the Company’s Common Stock outstanding before the issuance. For purposes of NYSE American Company Guide Section 713(a), written consent of the holders of a majority of the shares of common stock entitled to vote constitutes stockholder approval. Under Section 228 of the DGCL, our certificate of incorporation and our bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing.

As of the Record Date, the Company had 13,700,327 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The Majority Stockholders collectively held 7,602,261 shares of Common Stock as of the Record Date, representing approximately 55.5% of the voting power of all outstanding shares of Common Stock. Accordingly, the written consent executed by the Majority Stockholders is sufficient to approve the action and no further stockholder action is required to approve the issuance of the Transaction Shares.

This Information Statement is first being mailed on or about February 10, 2025 to the Company’s stockholders of record as of the Record Date. The approval of the action by written consent of the Majority Stockholders shall become effective approximately 20 days after we mail this Information Statement.

Notice Pursuant to Section 228(e) of the Delaware General Corporation Law

Section 228(e) of the DGCL requires that prompt notice of any action so taken by written consent be provided to all holders of our Common Stock as of the Record Date. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

Effect on Current Stockholders

The issuance of the Transaction Shares under the Pre-Funded Warrants and the Common Warrants, in accordance with the terms of the Amended and Restated Purchase Agreement, the Pre-Funded Warrants and the Common Warrants, including any shares that may be issued in excess of the Exchange Cap, will increase the number of shares of Common Stock outstanding by a total of 6,250,000 shares of Common Stock (assuming full exercise of the Pre-Funded Warrants and Common Warrants), and our existing stockholders will incur a resulting dilution of their ownership percentage. Because the number of Common Warrant Shares will only be issuable upon exercise of the Common Warrants, and it is unknown when the Common Warrants will be exercised, if ever, the ultimate dilutive effect cannot be conclusively determined until such time the Common Warrants are exercised. In addition, the PIPE Investor is subject to a 4.99% beneficial ownership limitation, which may be increased upon the election of the PIPE Investor to 9.99% upon the exercise of the Pre-Funded Warrants and Common Warrants. Thus, the timing of the PIPE Investor’s exercise of the Pre-Funded Warrants and the Common Warrants is subject to certain limitations.

The Company has filed a registration statement to permit the public resale of the Pre-Funded Warrant Shares and the Common Warrant Shares upon the PIPE Investor’s exercise of the Pre-Funded Warrants and Common Warrants issued to the PIPE Investor in accordance with the Amended and Restated Purchase Agreement. Upon exercise, the PIPE Investor may resell some or all of the Pre-Funded Warrant Shares and Common Warrant Shares, subject to the above referenced beneficial ownership limitations, and such sales could cause the market price of our Common Stock to decline.

Risk Factors

The issuance of the Pre-Funded Warrants, the Common Warrants and, upon exercise, the Transaction Shares under the terms of the Amended and Restated Purchase Agreement is subject to risks and uncertainties, which are described in our filings with the SEC.

No Appraisal Rights

No appraisal or dissenters’ rights are available to our stockholders under Delaware law, our certificate of incorporation or bylaws with respect to the issuance of the Transaction Shares.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company had 13,700,327 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. On January 25, 2025, the Majority Stockholders, constituting 55.5% of the voting power of our outstanding Common Stock on the Record Date, executed a written consent to approve, for purposes of complying with applicable NYSE American Company Guide, the issuance of Transaction Shares upon exercise of the Pre-Funded Warrants and Common Warrants in excess of the Exchange Cap under the Amended and Restated Purchase Agreement and the Common Warrants. Since these actions have been approved by the Majority Stockholders, no consents are being solicited by this Information Statement and no further stockholder action is required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table presents information about our Common Stock’s beneficial ownership as of January 25, 2025, for (i) each named executive officer and director; (ii) all named executive officers and directors as a group; and (iii) each other stockholder known to us owning more than 5% of our outstanding Common Stock.

Beneficial ownership complies with SEC rules, generally including voting or investment power over securities. A person or group is deemed to have “beneficial ownership” of any shares they can acquire within sixty (60) days. For percentage calculations, any shares that a person can acquire within sixty days are considered issued and outstanding for that person but not for others. This table does not imply beneficial ownership admission by anyone listed.

	Number of Shares	Percentage of Shares Beneficially Owned
Name of Beneficial Owner	Beneficially Owned (#)	Before Offering (%)	After Offering (%)*
Greater than 5% Holders:
Technomedics Management and Systems, Inc.(1)	1,173,572	8.9	5.8

Directors and Named Executive Officers:
John S. Yu, M.D.	5,341,837	39.0	26.5
Ramachandran Murali, Ph.D.	132,857	1.0	**
Neil Bhowmick, Ph.D.	1,125,983	8.6	5.6
Douglas Samuelson	60,796	**	**
Hyun W. Bae, M.D	44,286	**	**
Hansoo Michael Keyoung, M.D.(3)	-	-	-
Rahul Singhvi, Sci.D., MBA(3)	-	-	-

All directors and executive officers as a group (7 persons)	6,705,759	48.9	33.3

* Calculated assuming 20,125,327 shares outstanding after the Offering, assuming all Pre-Funded Warrants and Common Warrants are exercised.

** Represents beneficial ownership of less than 1%.

(1) Manfred Mosk exercises voting and investment power of all shares held by Technomedics Management and Systems, Inc.

(2) Does not include restricted stock units issued under the Company’s 2023 Equity Incentive Plan which remain subject to vesting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements are just predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC, to satisfy our compliance and disclosure requirements under the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company’s SEC filings are made available electronically to the public at the SEC’s website located at http://www.sec.gov.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. The Company is incorporating by reference the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2025, which includes all of the agreements related to the Offering entered into by the Company with the PIPE Investor.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at Kairos Pharma, Ltd., 2355 Westwood Blvd., #139, Los Angeles, CA 90064, Attn: Secretary, or by telephoning the Company at 818-404-5541.

DOCUMENT DELIVERY FOR SHARED ADDRESSES

We appreciate your cooperation with our effort to send fewer mailings to households that share an address. If we are sending one copy of our documents to a shared address but you would prefer your own copy, just let us know. You can request this by writing or calling us at the contact details provided. If you are currently receiving multiple copies at a shared address and would prefer just one copy for the household, please inform us in the same way.

OTHER MATTERS

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated February 10, 2025. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

By Order of the Board of Directors,

/s/ John S. Yu, M.D.
Chief Executive Officer and Chairman of the Board of Directors
February 10, 2025